UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

EVERCORE INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street
New York, New York 10055
(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	EVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 3, 2026, the Board of Directors (the “Board”) of Evercore Inc. (the “Company”) appointed Christine Varney as a director of the Board, with such appointment to take effect as of March 1, 2026, for a term expiring at the Company’s 2026 annual meeting of stockholders. Ms. Varney was appointed as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee, with such appointment similarly to take effect as of March 1, 2026.

There is no agreement, arrangement or understanding with any person pursuant to which Ms. Varney was selected as a director, and she is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointments, and pursuant to the Company’s compensation policy for non-management directors, Ms. Varney will be granted a one-time award of restricted stock units (“RSUs”) with a value of $50,000, which generally vests on the second anniversary of the date of grant. In the case of such RSU grants, shares will be deliverable upon vesting. Ms. Varney will also receive our standard non-management director compensation arrangement.

Christine A. Varney retired from Cravath’s Litigation Department in December 2025, having served as Chair of the Antitrust Practice since 2011. Ms. Varney has been widely recognized as one of the leading antitrust lawyers in the United States in both private practice and in government service. Prior to her time at Cravath, Ms. Varney served as Assistant Attorney General at the Department of Justice (“DOJ”) and headed the DOJ’s Antitrust Division, overseeing all aspects of the Division’s operations, including merger review, criminal and civil litigation and investigations and coordination with competition regulators outside the United States. Before her tenure at the DOJ, Ms. Varney served as a Commissioner of the Federal Trade Commission (“FTC”). Prior to becoming FTC Commissioner, Ms. Varney served as Assistant to the President and Secretary to the Cabinet in the Clinton administration. Ms. Varney was born in Washington, D.C. She received a B.A. from the State University of New York at Albany in 1977, an M.P.A. from Syracuse University in 1982 and a J.D. from Georgetown University Law Center in 1986.

The size of the Board was increased from ten to eleven directors prior to the appointment of Ms. Varney, with such increase to take effect as of March 1, 2026 in connection with Ms. Varney’s appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE INC.

	By:	/s/ Jason Klurfeld
	Name:	Jason Klurfeld
	Title:	General Counsel

Dated: February 4, 2026